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EXHIBIT 21
REGAL BELOIT CORPORATION SUBSIDIARIES
AS OF 01/16/07

RBC	Regal Beloit Corporation - Wisconsin
MEMC	Marathon Electric Manufacturing Corp. - Wisconsin
RBEM	Regal Beloit Electric Motors, Inc.- Wisconsin
RBHL	Regal Beloit Holdings Ltd. - Yukon Territory
TFL	Thomson Finance Ltd. - British Columbia
RBAPL	Regal Beloit Asia Pte. Ltd. - Singapore

Parent	Subsidiary	Percent Owned	State/Place of Incorporation

RBC	Hub City, Inc.	100%	Delaware
RBC	Costruzioni Meccaniche Legnanesi	100%	Italy
RBC	Mastergear GmbH	100%	Germany
RBC	Opperman Mastergear Ltd.	100%	U.K.
RBC	Marathon Electric Manufacturing Corporation	100%	Wisconsin
RBC	REGAL-BELOIT Asia Pte. Ltd.	100%	Singapore
RBC	Thomson Technology Shanghai Ltd.	100%	China
RBC	REGAL-BELOIT Electric Motors, Inc.	100%	Wisconsin
RBC	Compania Armadora S. de R.L. de C.V. (CASA)	.1%	Mexico
RBC	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	.1%	Mexico
RBC	Capacitores Components de Mexico S. de R.L.de C.V. (CAPCOM)	.1%	Mexico
RBC	GEMI Motors India PVT Limited	.001%	India
RBC	REGAL-BELOIT Flight Service, Inc.	15%	Wisconsin

MEMC	REGAL-BELOIT Flight Service, Inc.	22%	Wisconsin

MEMC	REGAL-BELOIT Holdings Ltd.	100%	Canada-Yukon Territory

RBEM	Compania Armadora S. de R.L. de C.V. (CASA)	99.9%	Mexico
RBEM	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	99.9%	Mexico
RBEM	Capacitores Componentes de Mexico S. de R.L. de C.V. (CAPCOM)	99.9%	Mexico
RBEM	GEMI Motors India PVT Limited	99.999%	India
RBEM	GE Holmes Industries, LLC	51%	Delaware
RBEM	REGAL-BELOIT Flight Service, Inc.	63%	Wisconsin

RBHL	Patent Holdings Ltd.	100%	Canada-British Columbia
RBHL	LEESON Canada, an Alberta Limited Partnership	99.5%	Canada-Alberta
RBHL	Thomson Finance Ltd.	100%	Canada-British Columbia
RBHL	Thomson Technology, Inc., an Alberta Limited Partnership	99.5%	Canada-Alberta

TFL	Thomson Technology, Inc., an Alberta Limited Partnership	.5%	Canada-Alberta
TFL	LEESON Canada, an Alberta Limited Partnership	.5%	Canada-Alberta

MEMC	Marathon Special Products Corp.	100%	Ohio
MEMC	Marathon Redevelopment Corp.	100%	Missouri
MEMC	Marathon Electric Far East Pte Ltd. (MEFE) - Singapore	100%	Singapore
MEMC	Marathon Electric Manufacturing of Mexico, S. DE R.L. DE C.V.	100%	Mexico

RBAPL	Shanghai Marathon GeXin Electric Co. Ltd. (GeXin)	55%	China
RBAPL	Shanghai REGAL-BELOIT & Jinling Co. Ltd. (Jinling)	50%	China
RBAPL	GE Holmes Industries (Far East) Ltd.	51%	Hong Kong
RBAPL	Changzhou Modern Technologies Co. Ltd (CMT)	95%	China
RBAPL	Changzhou REGAL-BELOIT Sinya Motor Co. Ltd.	100%	China